Exhibit 10.1



AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

DATED as of February 12, 1998

among

HVIDE MARINE INCORPORATED

and

The Guarantors Identified Herein

and

The Lending Institutions Identified Herein

and

CITIBANK, N.A., as Administrative Agent

and

BANKBOSTON, N.A., as Documentation Agent

and

BANCBOSTON SECURITIES INC., as Syndication Agent

with

CITICORP SECURITIES, INC.

and

BANCBOSTON SECURITIES INC.

Having Acted as Arrangers

AMENDED AND RESTATED REVOLVING
CREDIT AND TERM LOAN AGREEMENT

         This AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of February 12, 1998, by and among HVIDE MARINE INCORPORATED (the "Borrower"), a Florida corporation having its principal place of business at 2200 Eller Drive,  P.O. Box 13038,  Port  Everglades  Station,  Fort
Lauderdale, FL 33316, the Guarantors referred to herein, the lending institutions listed on Schedule 1 hereto, CITIBANK, N.A. as administrative agent (the "Administrative Agent"), BANKBOSTON, N.A., as documentation agent (the "Documentation Agent"), and BANCBOSTON SECURITIES INC., as syndication agent (the "Syndication Agent").

         WHEREAS, the Borrower is a party to (i) a Revolving Credit Agreement, dated as of September 30, 1997 (as amended, the "Existing Revolving Credit Agreement") among the Borrower, the guarantors named therein (the "Existing Guarantors"), the lending institutions party thereto (the "Existing Revolving Credit Banks"), Citibank, N.A., as administrative agent and BankBoston, N.A. as syndication agent (collectively, the "Existing Revolving Credit Agents"), pursuant to which the Existing Revolving Credit Banks have made revolving credit loans (the "Existing Revolving Credit Loans") to the Borrower and (ii) a Term Loan Agreement, dated as of November 26, 1997 (as amended, the "Existing Term Loan Agreement") among the Borrower, the Existing Guarantors, the lending institutions party thereto (the "Existing Term Loan Banks" and together with the Existing Revolving Credit Banks, the "Existing Banks") and BankBoston, N.A. as agent (the "Existing Term Loan Agent" and together with the Existing Revolving Credit Agents, the "Existing Agents"), pursuant to which the Existing Term Loan Banks have made advances of a term loan (the "Existing Term Loan") to the Borrower; and

         WHEREAS, the Borrower, the Existing Guarantors, the Existing Banks and the Existing Agents have agreed, subject to the satisfaction of the conditions precedent set forth herein, to amend and restate the Existing Revolving Credit Agreement, the Existing Revolving Credit Loans, the Existing Term Loan Agreement, and the Existing Term Loan, as more fully set forth herein.

         NOW, THEREFORE, the parties hereto hereby agree that, on and as of the Closing Date, the Existing Revolving Credit Agreement, the Existing Revolving Credit Loans, the Existing Term Loan Agreement, and the Existing Term Loan shall be amended and restated as set forth herein and shall remain in force and effect only as provided herein.

1.  DEFINITIONS AND RULES OF INTERPRETATION.

         1.1.  Definitions.
         The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is delivered by the Borrower pursuant to ss.11.4(d) hereof and the date of the consummation of any Permitted Acquisition involving consideration paid or to be paid by the Borrower and its Subsidiaries (including assumption of liabilities) in excess of $30,000,000.

         Administrative Agent.  As defined in the preamble hereto.

         Administrative Agent's Head Office. The Administrative Agent's head office located at Two Penn's Way, Suite 200, Newcastle, Delaware 19720, or at such other location as the Administrative Agent may designate from time to time.

         Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         Agents. Collectively, the Administrative Agent and the Documentation Agent.

         Agents' Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agents.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable percentage set forth below with respect to the Leverage Ratio, determined on a Pro Forma Basis as of the end of the fiscal quarter of the Borrower immediately preceding the date of such Compliance Certificate:


                                                                   Base           Eurodollar          Commitment
Level                          Leverage Ratio                   Rate Loans        Rate Loans             Fee
I               Greater than or equal to 3.50 to 1.00              0.50%            1.50%               0.300%

II              Less than 3.50 to 1.00 and greater                 0.25%            1.25%               0.300%
                than or equal to 3.00 to 1.00

III             Less than 3.00 to 1.00 and greater                  0%              1.00%               0.250%
                than or equal to 2.25 to 1.00

IV              Less than 2.25 to 1.00 and greater                  0%              0.75%               0.200%
                than or equal to 1.50 to 1.00

V               Less than 1.50 to 1.00                              0%              0.50%               0.150%
---------  ---- --------------------------------------------- --------------- ------------------  ------------------

Notwithstanding the foregoing, (a) until the delivery of the Compliance Certificate for the fiscal quarter of the Borrower ending on or about March 31, 1998 the Applicable Margin shall not be less than the percentage corresponding to Level III in the table above and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to ss.11.4(d) hereof, then for the period commencing on the date such Compliance Certificate was due through the date immediately preceding the Adjustment Date that occurs immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be that percentage corresponding to Level I in the table above.

         Arrangers.  BancBoston Securities Inc. and Citicorp Securities Inc.

         Assignment and Acceptance.  See ss.22.1.

         Balance Sheet Date.  December 31, 1996.

         Banks. The lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to ss.22. The term "Banks" as used herein also includes the Issuing Bank.

         Base Rate. The higher of (i) the annual rate of interest announced from time to time by the Administrative Agent at its head office in New York, New
York, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

         Base Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

         Borrower.  As defined in the preamble hereto.

         Business Day. Any day on which banking institutions in New York, New York and Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         Capitalized Lease. With respect to the Borrower and its Subsidiaries, any lease of any property (whether real, personal or mixed) by such Persons as lessee that, in accordance with generally accepted accounting principles, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Persons or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of the Borrower or a Subsidiary of the Borrower, any such lease under which the Borrower or such Subsidiary is the lessor.

         Change of Control. Any of (a) Mr. J. Erik Hvide, members of his immediate family, and estate planning trusts for the benefit of the foregoing shall, at any time, cease to own shares of capital stock of the Borrower representing at least twenty percent (20%) of the total shareholder votes of the Borrower, (b) any Person or group of Persons shall, at any time, own a greater percentage of the total shareholder votes of the Borrower than Mr. J. Erik Hvide, members of his immediate family, and estate planning trusts for the benefit of the foregoing, or (c) the occurrence of a "Change of Control" under, and as defined in, the Senior Note Indenture.

         Closing Date. The first date on which the conditions set forth in ss.14 have been satisfied and the Existing Revolving Credit Loans and the Existing Term Loan are to be amended and restated as set forth herein, any Revolving Credit Loan is to be made hereunder, and any Letter of Credit is to be issued hereunder.

         Code.  The Internal Revenue Code of 1986.

     Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

  Commitment. With respect to any Bank, such Bank's Revolving Credit Commitment and/or Term Loan Commitment, as the context may require.

         Compliance Certificate.  See ss.11.4(d).

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated EBITDA. With respect to the Borrower and its Subsidiaries and for any period, the Consolidated Net Income of such Persons for such period, plus, to the extent deducted in the calculation of Consolidated Net Income and without duplication, Consolidated Total Interest Expense, income taxes paid, depreciation, amortization and other non-cash adjustments to income for such period, excluding amortized drydocking expenses.

         Consolidated EBITDAR. Consolidated EBITDA for any period, plus, without duplication, Consolidated Rental Expense for such period.

         Consolidated Net Income. The consolidated net income of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, without giving effect to any adjustments, accruals, deductions or entries resulting from any gains or losses from the sale or other disposition of assets of such Person during such period.

         Consolidated Net Worth. The excess of the total assets of the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles over Consolidated Total Liabilities.

         Consolidated Rental Expense. With respect to the Borrower and its Subsidiaries and for any period, all payments of such Persons for such period under operating leases and all other rental payments as determined in accordance with generally accepted accounting principles.

         Consolidated Total Indebtedness. As of any date, all Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis for such Persons in accordance with generally accepted accounting principles.

         Consolidated Total Interest Expense. With respect to the Borrower and its Subsidiaries and for any period, the interest expense net of interest income of such Persons for such period as determined in accordance with generally accepted accounting principles.

         Consolidated Total Liabilities. All the obligations in accordance with generally accepted accounting principles which are included in determining the total liabilities as shown on the liabilities side of the consolidated balance sheet of the Borrower and its Subsidiaries.

         Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Loan in accordance with ss.2.7.

         Credit Agreement. This Amended and Restated Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

         Debt Service Coverage Ratio. As at the end of each fiscal quarter of the Borrower, the ratio of (a) Consolidated EBITDA for the period of the four consecutive fiscal quarters of the Borrower then ending to (b) Consolidated Total Interest Expense for the period of the four consecutive fiscal quarters of the Borrower then ending.

         Default.  See ss.16.1.

         Delinquent Bank.  See ss.18.5.3.

         Derivative  Transaction.  Any of (i) a "swap  agreement"  as defined in
Section 101(53B) of the United States Bankruptcy Code (other than a spot foreign exchange transaction), (ii) any equity swap, floor, collar, cap or option transaction, (iii) any option to enter into any of the foregoing, and (iv) any combination of the foregoing.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower or any of its Subsidiaries, other than dividends payable solely in shares of common stock of the Borrower or such Subsidiary; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower or such Subsidiary, directly or indirectly through a Subsidiary of the Borrower or such Subsidiary or otherwise; the return of capital by the Borrower or such Subsidiary to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower or such Subsidiary.

         Documentation Agent.  As defined in the preamble hereto.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, the date on which the Existing Term Loan is amended and restated as set forth herein, and the date on which any Revolving Credit Loan is converted or continued in accordance with ss.2.7 or on which all or any portion of the Term Loan is converted or continued in accordance with ss.4.5.2.

         Eligible Assignee. Any of (i) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Administrative Agent, such approval not to be unreasonably withheld.

         Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         Environmental Laws.  See ss.10.17.

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

         Eurodollar  Lending  Office.   Initially,   the  office  of  each  Bank
designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the arithmetic average of the rates per annum for each Reference Bank (rounded upwards to the nearest 1/16 of one percent) at which each such Reference Bank's Eurodollar Lending Office is offered Dollar deposits at 11:00 a.m. (London time) two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, divided by (ii) a number equal to
1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurodollar Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

         Event of Default.  See ss.16.1.

         Existing Revolving Credit Agreement.  See the preamble hereto.

         Existing Revolving Credit Loans.  See the preamble hereto.

         Existing Term Loan.  See the preamble hereto.

         Existing Term Loan Agreement.  See the preamble hereto.

     Fee Letter. The letter agreement, dated as of February 12, 1998, among the Borrower, the Administrative Agent, the Documentation Agent and the Arrangers.

         Fronting Fee.  See ss.5.6.

         generally accepted accounting principles. (i) When used in ss.13, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantors. Each entity executing this Credit Agreement as a guarantor and each additional Subsidiary of the Borrower which delivers a guaranty of the Obligations pursuant to ss.9 hereof.

     Guaranty. The Guaranty set forth in ss.6 hereof and each additional guaranty of the Obligations delivered pursuant to ss.9 hereof.

     Indebtedness. (a) Any liability of any Person (i) for borrowed money, or under any reimbursement obligation related to a letter of credit or bid or performance bond facility, or (ii) evidenced by a bond, note, debenture or other evidence of indebtedness (including a purchase money obligation) representing extensions of credit or given in connection with the acquisition of any business, property, service or asset of any kind (other than a trade payable or other current liability arising in the ordinary course of business) or (iii) for obligations with respect to (A) an operating lease calculated on the basis of the present value discounted at ten percent (10%) on the future payments from such Person under such operating lease, or (B) a lease of real or personal property that is or would be classified and accounted for as a Capitalized Lease; (b) any liability of others either for any lease, dividend or letter of credit, or for any obligation described in the preceding clause (a) that (i) the Person has guaranteed or that is otherwise its legal liability (whether contingent or otherwise or direct or indirect, but excluding endorsements of negotiable instruments for deposit or collection in the ordinary course of business) or (ii) is secured by any Lien on any property or asset owned or held by that Person, regardless whether the obligation secured thereby shall have been assumed by or is a personal liability of that Person; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b), above.

     Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. ss.24, Seventh), as amended.

         Insurance Assignments. Collectively, the several Assignments of Insurance Policies, whether dated on or after the Closing Date, entered into between the Documentation Agent and the Borrower and those Guarantors owning Vessels which, pursuant to ss.9 hereof, are subject to a perfected first priority mortgage in favor of the Documentation Agent.

         Interest Payment Date. (i) As to any Base Rate Loan, the last day of the calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan; (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Revolving Credit Loan and all or any portion of the Term Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (A) for any Base Rate Loan, the last day of the calendar quarter; and (B) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the Borrower shall fail to give notice as provided in ss.2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (e) any Interest Period that would otherwise extend beyond the Revolving Credit Maturity Date, if comprising a Revolving Credit Loan, shall end on the Revolving Credit Maturity Date or the Term Loan Maturity Date, if comprising all or a portion of the Term Loan, shall end on the Term Loan Maturity Date.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (iv) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Issuing Bank.  BankBoston, N.A.

         Letter of Credit.  See ss.5.1.1.

         Letter of Credit Application.  See ss.5.1.1.

         Letter of Credit Fee.  See ss.5.6.

         Letter of Credit Participation.  See ss.5.1.4.

         Leverage Ratio. As at the end of each fiscal quarter of the Borrower, the ratio of (a) Consolidated Total Indebtedness as at the end of such fiscal quarter to (b) Consolidated EBITDAR, determined on a Pro Forma Basis for the period of the four consecutive fiscal quarters of the Borrower then ending; provided that for purposes of calculating the Leverage Ratio for the fiscal quarter of the Borrower ending on or about (i) December 31, 1997, Consolidated EBITDAR shall be Consolidated EBITDAR for the period of the one fiscal quarter then ending, multiplied by 4, (ii) March 31, 1998, Consolidated EBITDAR shall be Consolidated EBITDAR for the period of the two consecutive fiscal quarters then ending, multiplied by 2, and (iii) June 30, 1998, Consolidated EBITDAR shall be Consolidated EBITDAR for the period of the three consecutive fiscal quarters then ending, multiplied by 1.3333.

     Loan Documents. This Credit Agreement, the Guaranties, the Notes, the Letters of Credit, the Letter of Credit Applications, the Security Documents and the Fee Letter.

         Loan Request.  See ss.2.6.

         Loans.  The Revolving Credit Loans and the Term Loan.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         Non-Guarantor Subsidiary.  See ss.9.

         Notes.  The Revolving Credit Notes and the Term Notes.

         Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agents, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit, or other instruments at any time evidencing any thereof.

         outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Acquisition. The acquisition by the Borrower or any of its Subsidiaries of any Person, business, division, or specified group of assets, provided that the following conditions are met with respect to any such acquisition:

                  (a) immediately before, immediately after, and after giving effect to, such acquisition, no Default or Event of Default shall have occurred and be continuing;

                  (b) concurrently with the effectiveness of any such acquisition involving consideration paid or to be paid by the Borrower and its Subsidiaries (including assumption of liabilities) in excess of $30,000,000, the Borrower shall have delivered to the Agents and the Banks a Compliance Certificate demonstrating the Borrower's compliance with the covenants set forth in ss.13 hereof on a Pro Forma Basis (after giving effect to such acquisition) for the immediately succeeding three (3) fiscal quarters of the Borrower, and the Applicable Margin shall be adjusted as of the date of such acquisition to reflect any change in the Leverage Ratio after giving effect to such acquisition;

                  (c) either (i) such acquisition is the acquisition of assets only (for use in substantially the same line of business as the line of business of the Borrower) and not the capital stock or other equity interests of any Person; or (ii) such acquisition involves the purchase of the capital stock or other equity interests of a Person and each of the following conditions is met:

                           (A) such acquisition is the acquisition of one hundred percent (100%) of the capital stock or other equity interests of such Person,

                           (B) such Person is in substantially the same line of business as the Borrower,

                           (C) such  acquisition  has been approved by the board
                  of directors (or other similar body) of such Person, and

                           (D) concurrently with the effectiveness of such acquisition, the Borrower shall cause such Person to guaranty all of the Obligations hereunder pursuant to a Guaranty in form and substance satisfactory to the Administrative Agent, which such Guaranty shall be a Loan Document hereunder.

         Permitted Liens. Liens, security interests and other encumbrances permitted by ss.12.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Pledge Agreements. Collectively, the several Pledge Agreements, whether dated on or after the Closing Date, entered into between the Borrower and/or the Guarantors and the Documentation Agent, in each case, with respect to the capital stock or other equity interests of those Guarantors owning Vessels which, pursuant to ss.9 hereof, are subject to a perfected first priority mortgage in favor of the Documentation Agent.

         Pro Forma Basis. In connection with any proposed Permitted Acquisition and the calculation of the Applicable Margin, (i) the calculation of compliance with the financial covenants set forth in ss.13 hereof by the Borrower and its Subsidiaries (including the Person or asset(s) to be acquired) with reference to the audited historical financial results of such Person, if available, and if not so available, then with reference to such management certified financial results of such Person as shall be reasonably acceptable to the Administrative Agent (or, if an acquisition of assets, the financial results attributable to such assets) and the Borrower and its Subsidiaries for the applicable Test Period ending immediately prior to the date of such acquisition, after giving effect on a pro forma basis to such Permitted Acquisition in the manner described below and (ii) the calculation of compliance with the financial covenants set forth in ss.13 hereof by the Borrower and its Subsidiaries (including the Person or assets(s) to be acquired) with reference to the audited historical financial results of such Person, if available, and if not so available, such management certified financial results of such Person as shall be reasonably acceptable to the Administrative Agent (or, if an acquisition of assets, the financial results attributable to such assets) and the Borrower and its Subsidiaries for each of the three fiscal quarters of the Borrower immediately following such Permitted Acquisition, in each case for the Test Period applicable to such financial covenant, after giving effect on a pro forma basis to such Permitted Acquisition in the manner described below:

                  (i) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

                  (ii) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of (a) the arithmetic mean of (x) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the first day of the Test Period and (y) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (b) the Applicable Margin then in effect (after giving effect to the Permitted Acquisition on a Pro Forma Basis); and

                  (iii) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Administrative Agent in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Reference Bank.  Citibank, N.A..

         Register.  See ss.22.3.

     Reimbursement Obligation. The Borrower's obligation to reimburse the Issuing Bank and the other Banks on account of any drawing under any Letter of Credit as provided in ss.5.2.

         Required Banks. As of any date, the Banks whose sum of (i) Revolving Credit Exposure plus (ii) the principal amount of the Term Loan owing to such Bank constitutes at least fifty-one percent (51%) of the sum of (i) the aggregate Revolving Credit Exposure of all the Banks plus (ii) the aggregate principal amount of the Term Loan outstanding on such date.

         Revolving Credit Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to amend and restate the "Existing Revolving Credit Loans" and to make Revolving Credit Loans to the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Revolving Credit Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the Total Revolving Credit Commitment.

         Revolving Credit Exposure. With respect to any Bank at any date of determination, (i) prior to the termination of the Revolving Credit Commitments, such Bank's Revolving Credit Commitment and (b) after the termination of the Revolving Credit Commitments, the sum of (i) the aggregate principal amount of the Revolving Credit Loans of such Bank plus (ii) the aggregate amount of such Bank's Letter of Credit Participations.

         Revolving Credit Loans. The Existing Revolving Credit Loans which are amended and restated pursuant to this Credit Agreement and the revolving credit loans made or to be made by the Banks to the Borrower pursuant to ss.2.

         Revolving Credit Maturity Date.  February 12, 2003.

         Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

         Revolving Credit Notes.  See ss.2.4.

         Section 20 Subsidiary. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         Security Agreements. Collectively, the several Security Agreements, whether dated on or after the Closing Date, entered into between the Documentation Agent and the Borrower and those Guarantors owning Vessels which, pursuant to ss.9 hereof, are subject to a perfected first priority mortgage in favor of the Documentation Agent.

     Security Documents. Collectively, the Vessel Mortgages, the Security Agreements, the Insurance Assignments, and the Pledge Agreements.

         Senior Note Indenture. The Indenture dated as of February 19, 1998, between The Bank of New York, as trustee and the Borrower, in form and substance satisfactory to the Agents.

         Senior Notes. The senior unsecured promissory notes due 2008 of the Borrower in an aggregate principal amount not to exceed $350,000,000, issued pursuant to the Senior Note Indenture and otherwise on terms and conditions (including, without limitation, with respect to interest rate, tenor and covenants) as shall be satisfactory to the Agents.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Syndication Agent.  As defined in the preamble hereto.

     Term Loan. The Existing Term Loan to be amended and restated on the Closing Date and maintained by the Banks pursuant to ss.4 hereof.

         Term Loan Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to amend and restate the Existing Term Loan and to maintain the Term Loan, as the same may be reduced from time to time; or if such Commitment is terminated pursuant to the provisions hereof, zero.

         Term Loan Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the Total Term Loan Commitment.

         Term Loan Maturity Date.  March 31, 2005.

         Term Note(s).  See ss.4.2.

         Term Note Record.  A Record with respect to a Term Note.

         Test Period. In connection with the calculation of the financial covenants set forth in ss.13 hereof following any Permitted Acquisition, the period of all fiscal quarters (and any portion of a fiscal quarter) prior to the date of such Permitted Acquisition included in the definition of such financial covenant.

         Total Commitment. The sum of the Total Revolving Credit Commitment and the

Total Term Loan Commitment, each as in effect from time to time.

     Total Revolving Credit Commitment. The sum of the Revolving Credit Commitments of the Banks, as in effect from time to time.

     Total Term Loan Commitment. The sum of the Term Loan Commitments of the Banks, as in effect from time to time.

         Trust Securities. The 6 1/2% Trust Convertible Preferred Securities, issued by Hvide Capital Trust, a Delaware statutory business trust and the 6
1/2% Convertible Subordinated Debentures due June 15, 2012 issued by the Borrower to Hvide Capital Trust.

     Type. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Issuing Bank and the other Banks on the date specified in, and in accordance with, ss.5.2.

     Vessel(s). Collectively, all vessels owned by the Borrower and its Subsidiaries, and individually, any of such vessels.

         Vessel Mortgages. Collectively, the several First Preferred Vessel or Fleet Mortgages, whether dated on or after the Closing Date, entered into or to be entered into between the Borrower and/or the Guarantors and the Documentation Agent.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2.  Rules of Interpretation.

(a) A reference to any document or agreement shall include such document or agreement as amended, restated, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

(b)  The singular includes the plural and the plural includes the singular.

(c)  A reference to any law includes any amendment or modification to such law.

(d) A reference to any Person includes its permitted successors and permitted assigns.

(e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

(f)  The words "include", "includes" and "including" are not limiting.

(g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

(h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

(i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

(j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

(k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

(l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agents, the Borrower and the Guarantors and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agents or any of the Banks merely on account of either Agent's or any Bank's involvement in the preparation of such documents.

2.  THE REVOLVING CREDIT FACILITY.

         2.1.  Commitment to Lend.

Subject to the terms and conditions set forth in this Credit

Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with ss.2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Revolving Credit Commitment minus such Bank's Revolving Credit Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Revolving Credit Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Revolving Credit Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.14 and ss.15, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and ss.13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         2.2. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Revolving Credit Commitment Percentages a commitment fee equal to the Applicable Margin on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Maturity Date by which the Total Revolving Credit Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate.

         2.3. Reduction of Total Revolving Credit Commitment. The Borrower shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Administrative Agent to reduce by $10,000,000 or an integral multiple of $1,000,000 in excess thereof or terminate entirely the Total Revolving Credit Commitment, whereupon the Revolving Credit Commitments of the Banks shall be reduced pro rata in accordance with their respective Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.2.3, the Administrative Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Banks, in accordance with their Revolving Credit Commitment Percentages, the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Revolving Credit Commitments may be reinstated.

         2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A-1 hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Revolving Credit Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.5. Interest on Revolving Credit Loans. Except as otherwise provided in ss.8.9,

                  (a) Each Revolving Credit Loan that is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin.

                  (b) Each Revolving Credit Loan that is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate, determined for such Interest Period plus the Applicable Margin.

                  (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         2.6. Requests for Revolving Credit Loans. The Borrower shall give to the Administrative Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than
(i) 10:00 a.m. one Business Day prior to the proposed Drawdown Date of any Base Rate Loan (which must be a Business Day) and (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan (which must be a Business Day). Each such notice shall specify (A) the principal amount of the Revolving Credit Loan requested, (B) the proposed Drawdown Date of such Revolving Credit Loan, (C) the Interest Period for such Revolving Credit Loan and (D) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

         2.7.  Conversion Options.

                  2.7.1. Conversion to Different Type of Revolving Credit Loan. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent prior written notice of such election not later than 10:00 a.m. one Business Day prior to the proposed effective date of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Eurodollar Business Days prior written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Revolving Credit Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                  2.7.2. Continuation of Type of Revolving Credit Loan. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrower's account have actual knowledge. In the event that the
         Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Banks promptly when any such automatic conversion contemplated by this ss.2.7 is scheduled to occur.

                  2.7.3. Eurodollar Rate Loans. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. No more than eight (8) Eurodollar Rate Loans shall be outstanding at one time.

         2.8.  Funds for Revolving Credit Loans.

                  2.8.1. Funding Procedures. Not later than 12:00 noon (New York time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, the amount of such Bank's Revolving Credit Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.ss.14 and 15 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Banks. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Revolving Credit Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Administrative Agent the amount of such other Bank's Revolving Credit Commitment Percentage of any requested Revolving Credit Loans.

                  2.8.2. Advances by Administrative Agent. The Administrative Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Administrative Agent on such Drawdown Date the amount of such Bank's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank. If the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Bank within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1. Maturity. The Borrower promises to pay on the Revolving Credit Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. Mandatory Repayments of Revolving Credit Loans. If at any time the sum of the aggregate outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Revolving Credit Commitment, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations;
second to the Revolving Credit Loans; and third, to provide the Issuing Bank cash collateral for Reimbursement Obligations as contemplated by ss.5.2(b) and
(c). Each payment of Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         3.3. Optional Repayments of Revolving Credit Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this ss.3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Administrative Agent notice of any proposed prepayment pursuant to this ss.3.3 of Base Rate Loans not later than 11:00 a.m. New York time on the Business Day prior to the date of such prepayment and of any proposed prepayment pursuant to this ss.3.3 of Eurodollar Rate Loans not less than two (2) Eurodollar Business Days prior to the date of such prepayment, in each case specifying the proposed date of prepayment of Revolving Credit Loans, the principal amount to be prepaid and which Loan is to be repaid. Each such partial prepayment of the Revolving Credit Loans shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks in accordance with their respective Revolving Credit Commitment Percentages, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

4.  THE TERM LOAN.

     4.1. Commitment to Amend and Restate the Existing Term Loan. Subject to the terms and conditions set forth in this Credit Agreement, each Bank agrees that, on the Closing Date, the Existing Term Loan shall be amended and restated as set forth herein. The Banks shall make arrangements among themselves such that the outstanding amount of the Term Loan owing to each Bank on the Closing Date shall be an amount equal to such Bank's Term Loan Commitment Percentage of the principal amount of $150,000,000. The Borrower agrees that it shall, on the Closing Date, repay to the Existing Term Loan Banks the amount of the Existing Term Loan in excess of $150,000,000.

         4.2. The Term Notes. The Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A-2 hereto (each a "Term Note"), dated the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Term Loan Commitment Percentage of the Term Loan and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Term Loan Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Term Loan Commitment Percentage of the Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

         4.3. Schedule of Installment Payments of Principal of Term Loan. The Borrower promises to pay to the Administrative Agent, for the account of the Banks in accordance with their Term Loan Commitment Percentages, the principal amount of the Term Loan in twenty-eight (28) consecutive quarterly payments, each in the amount of $5,357,143, such installments to be due and payable on the last day of each calendar quarter of each calendar year, commencing on June 30, 1998, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

         4.4. Optional Prepayment of Term Loan. The Borrower shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to the Administrative Agent, without premium or penalty, provided that (i) each partial prepayment shall be in the principal amount of $5,000,000 or an integral multiple thereof, (ii) no portion of the Term Loan bearing interest at the Eurodollar Rate may be prepaid pursuant to this ss.4.4 except on the last day of the Interest Period relating thereto, and (iii) each partial prepayment shall be allocated among the Banks in accordance with their respective Term Loan Commitment Percentages, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

         4.5.  Interest on Term Loan.

4.5.1. Interest Rates. Except as otherwise provided in ss.8.9, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

                           (a) To the extent that all or any portion of the Term
                  Loan bears interest during such Interest Period determined by reference to the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin.

                           (b) To the extent that all or any portion of the Term
                  Loan bears interest during such Interest Period determined by reference to the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Eurodollar Rate plus the Applicable Margin, determined for such Interest Period.

         The Borrower promises to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

4.5.2. Notification by Borrower. The Borrower shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) Eurodollar Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest determined by reference to the Eurodollar Rate. After the Existing Term Loan has been converted into the Term Loan, the provisions ofss.2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans.

4.5.3. Amounts, etc. Any portion of the Term Loan bearing interest determined by reference to the Eurodollar Rate relating to any Interest Period shall be in a minimum amount of $5,000,000 or an integral multiple thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest determined by reference to the Eurodollar

Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest determined by reference to the Base Rate.

5.  LETTERS OF CREDIT.

         5.1.  Letter of Credit Commitments.

5.1.1. Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on behalf of the Banks and in reliance upon the agreement of the Banks set forth inss.5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Bank; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $20,000,000 at any one time and (b) the sum of
     (i) the

Maximum Drawing Amount, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Revolving Credit Commitment.

5.1.2. Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

5.1.3. Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and
     (ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

5.1.4. Reimbursement Obligations of Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent  whatsoever,  to the extent of such Bank's  Revolving Credit
     Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to ss.5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

5.1.5. Participations of Banks. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation underss.5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to ss.5.2.

         5.2. Reimbursement Obligation of the Borrower. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Issuing Bank or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder,

                  (a) except as otherwise  expressly  provided in ss.5.2(b)  and
         (c), on each date that any draft presented under such Letter of Credit is honored by the Issuing Bank, or the Issuing Bank otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank or any other Bank in connection with any payment made by the Issuing Bank or any other Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Revolving Credit Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Issuing Bank for the benefit of the Banks and the Issuing Bank as cash collateral for all Obligations, and

                  (c) upon the termination of the Total Revolving Credit Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.16, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Issuing Bank for the benefit of the Banks and the Issuing Bank as cash collateral for all Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Head Office in immediately available funds and shall be promptly remitted by the Agent to the Issuing Bank or such other Bank entitled thereto. Interest on any and all amounts remaining unpaid by the Borrower under this ss.5.2 at any time from the date such amounts become due and payable (whether as stated in this ss.5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent, for the accounts of the Issuing Bank and the other Banks, on demand at the rate specified in ss.8.9 for overdue principal on the Revolving Credit Loans.

         5.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Issuing Bank as provided in ss.5.2 on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (New York time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, and the Administrative Agent shall promptly forward the same to the Issuing Bank, such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of
(i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank during each day included in such period, times (ii) the amount equal to such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Issuing Bank, and the denominator of which is 360. The responsibility of the Issuing Bank to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         5.4. Obligations Absolute. The Borrower's obligations under this ss.5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agents, the Issuing Bank, any other Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agents, the Issuing Bank, and the other Banks that the Agents, the Issuing

Bank, and the other Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under ss.5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agents, the Issuing Bank, and the other Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agents, the Issuing Bank, or any other Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agents, the Issuing Bank, or any other Bank to the Borrower.

         5.5. Reliance by Issuer. To the extent not inconsistent with ss.5.4, the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         5.6. Letter of Credit Fees. The Borrower shall, on the last day of each calendar quarter, pay a fee (in each case, a "Letter of Credit Fee") to the Administrative Agent, for the pro rata accounts of the Banks in accordance with their Revolving Credit Commitment Percentages, in an amount equal to the Applicable Margin then applicable to Eurodollar Rate Loans on the average daily Maximum Drawing Amount of all Letters of Credit outstanding during such quarter. The Borrower shall also, on the last day of each calendar quarter, pay to the Administrative Agent, for the account of the Issuing Bank, a fee (in each case, a "Fronting Fee") in an amount equal to one-eighth of one percent (1/8%) on the average daily Maximum Drawing Amount of all Letters of Credit outstanding during such quarter. In respect of each Letter of Credit, the Borrower shall also pay to the Issuing Bank, for the Issuing Bank's own account, at such other time or times as such charges are customarily made by the Issuing Bank, the Issuing Bank's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

6.  GUARANTY.

         6.1. Guaranty of Payment and Performance. Each of the Guarantors and the Borrower is a member of a group of interrelated and interdependent corporations, the success of any one of which is dependent upon the success of the others. Each of the Guarantors expects to receive substantial direct and indirect benefits from the extensions of credit to the Borrower hereunder (which benefits are hereby acknowledged). In consideration thereof, each of the Guarantors hereby jointly and severally guarantees to the Agents and the Banks, the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to ss.362(a) of the Federal Bankruptcy Code and the operation of ss.ss.502(b) and 506(b) of the Federal Bankruptcy Code. Each of the Guarantors is accepting joint and several liability hereunder in consideration of the other Guarantors accepting joint and several liability hereunder. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Agents or any Bank first attempt to collect any of the Obligations from the Borrower or resort to any collateral security or other means of obtaining payment. Should the Borrower default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder with respect to such Obligations in default shall, upon demand by the Administrative Agent, become immediately due and payable to the Administrative Agent, for the benefit of the Banks and the Agents, without demand or notice of any nature, all of which are expressly waived by each of the Guarantors. Payments by the Guarantors hereunder may be required by the Administrative Agent on any number of occasions. All payments by any of the Guarantors hereunder shall be made to the Administrative Agent, in the manner and at the place of payment specified therefor in ss.8.1.1 hereof, for the account of the Banks and the Agents.

         6.2. Guarantors' Agreement to Pay Enforcement Costs, etc. Each of the Guarantors further jointly and severally agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all reasonable costs and expenses (including court costs and reasonable legal expenses, including the allocated cost of staff counsel) incurred or expended by any Agent or any Bank in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this ss.6 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in ss.8.9 hereof, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

         6.3. Waivers by the Guarantors; Banks' Freedom to Act. Each of the Guarantors agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents or any Bank with respect thereto. Each of the Guarantors waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower or any other entity or other Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each of the Guarantors agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agents or any Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of this Credit Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (iv) the addition, substitution or release of any entity or other Person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Agents or any Bank may ave against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Agents or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to such Guarantor. To the fullest extent permitted by law, each of the Guarantors hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Agents or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after the Agent's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Agents or any Bank.

         6.4. Unenforceability of Obligations Against Borrower. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower by reason of the Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each of the Guarantors to the same extent as if each such Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Credit Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by each of the Guarantors.

         6.5.  Subrogation; Subordination.

                  6.5.1. Postponement of Rights Against Borrower. Until the final payment and performance in full in cash of all of the Obligations and the termination of the Commitments: none of the Guarantors shall exercise any rights against the Borrower arising as a result of payment by each such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and none of the Guarantors will prove any claim in competition with the Agents or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; none of the Guarantors will claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of any such Guarantor to the Borrower; and each of the Guarantors waives any benefit of and any right to participate in any collateral security which may be held by the Agents or any Bank.

                  6.5.2.  Subordination.  The  payment of any  amounts  due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to any of the Guarantors is hereby subordinated to the prior payment in full in cash of all of the Obligations. Each of the Guarantors agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any of the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Banks and the Agents and be paid over to the Administrative Agent, for the benefit of the Banks and the Agents, on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

                  6.5.3. Provisions Supplemental. The provisions of this ss.6.5 shall be supplemental to and not in derogation of any rights and remedies of the Banks and the Agents under any separate subordination agreement which an Agent may at any time and from time to time enter into with any of the Guarantors for the benefit of the Banks and the Agents.

         6.6. Further Assurances. Each of the Guarantors agrees that it will from time to time, at the request of the Agents, do all such things and execute all such documents as the Agents may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Banks and the Agents hereunder. Each of the Guarantors acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Borrower on a continuing basis all information desired by such Guarantor concerning the financial condition of the Borrower and that such Guarantor will look to the Borrower and not to the Agents or any Bank in order for such Guarantor to keep adequately informed of changes in the Borrower's financial condition.

         6.7. Reinstatement. Notwithstanding any termination of this Guaranty, this Guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by an

Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor, or otherwise, all as though such payment had not been made or value received.

         6.8. Successors and Assigns. This Guaranty shall be binding upon each of the Guarantors, its successors and assigns, and shall inure to the benefit of the Agents and the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Bank may, in accordance with the provisions of ss.22, assign or otherwise transfer this Credit Agreement, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other Person, and such other Person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein. None of the Guarantors may assign any of its obligations hereunder.

         6.9. Severability. It is the intention and agreement of the Guarantors, the Agents and the Banks that the obligations of the Guarantors under this Guaranty shall be valid and enforceable against the Guarantors to the maximum extent permitted by applicable law. Accordingly, if any provision of this Guaranty creating any obligation of any Guarantor shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantors, the Agents and the Banks that any balance of the obligation created by such provision and all other obligations of such Guarantor to the Agent and the Banks created by other provisions of this Guaranty shall remain valid and enforceable. Likewise, if by final order, a court of competent jurisdiction shall declare any sums which the Agents or the Banks may be otherwise entitled to collect from the Guarantors under this Guaranty to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to the obligations under this Guaranty, it is the stated intention and agreement of the Guarantors, the Agents and the Banks that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Agents and the Banks from the Guarantors.

         6.10. Limitation on Guaranty. Notwithstanding anything else set forth in this Section 6, it is understood and agreed by the Borrower, the Guarantors, the Agents and the Banks that the maximum liability of Seabulk Transmarine Partnership, Ltd. under the Guaranty shall be limited to sixty-six and two-thirds percent (66-2/3%) of the fair market value, from time to time, of the United States Flag Vessel The Seabulk America, Official No. 961357.

7.  FEES.

         7.1. Agents' Fees. The Borrower shall pay to the Administrative Agent and the Documentation Agent certain fees as provided in the Fee Letter.

8.  CERTAIN GENERAL PROVISIONS.

         8.1.  Funds for Payments.

            8.1.1. Payments to Administrative Agent. All payments of principal, interest, commitment fees, Letter of Credit Fees, Fronting Fees, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Banks and the Agents, at the Administrative Agent's Head Office or at such other location in the New York, New York area that the Administrative Agent may from time to time designate, in each case in immediately available funds.

                  8.1.2. No Offset,  etc. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Banks or (as the case may be) the Agents, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agents to receive the same net amount which the Banks or the Agents would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

                  8.1.3. Receipt of Funds By Administrative Agent.The Borrower agrees that, on each day on which a payment is due hereunder with respect to any Loan or Letter of Credit or under any Note, it will deliver to the Administrative Agent, not later than 12:00 noon (New York time), the amount so due on such day.

         8.2. Computations. All computations of interest on the Base Rate Loans and of commitment fees, Letter of Credit Fees, Fronting Fees, and other fees hereunder shall be based on a 365/366-day year and paid for the actual number of days elapsed. All computations of interest on the Eurodollar Rate Loans shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and Term Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Banks of such outstanding amount, the Administrative Agent or such Bank shall notify the Borrower to the contrary.

         8.3. Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall determine or be notified by the Required Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans,
(ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Administrative Agent or the Required Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Required Banks, shall so notify the Borrower and the Banks.

         8.4. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this ss.8.4, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

         8.5. Additional Costs, etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a) subject any Bank or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, any Letter of Credit, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Administrative Agent), or

(b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any

         Loans or any other amounts payable to any Bank or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

(c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

(d) impose on any Bank or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, any Letter of Credit, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                           (i) to  increase  the  cost to any  Bank  of  making,
                  funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                           (ii) to reduce  the  amount of  principal,  interest,
                  Reimbursement Obligation, or other amount payable to such Bank or the Administrative Agent hereunder on account of such Bank's Commitment, any of the Loans or any Letter of Credit, or

                           (iii) to require such Bank or the Administrative Agent to make any payment or to forego any interest, Reimbursement Obligation, or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Administrative Agent from the Borrower hereunder,

then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Administrative Agent such additional amounts as will be sufficient to compensate such Bank or the Administrative Agent for such additional cost, reduction, payment or foregone interest or other sum.

         8.6. Capital Adequacy. If after the date hereof any Bank or the Administrative Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Administrative Agent or any corporation controlling such Bank or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Bank or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Administrative Agent to be material, then such Bank or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay such Bank or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Administrative Agent of a certificate in accordance with ss.8.7 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         8.7. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.ss.8.5 or 8.6 and a brief explanation of such amounts which are due, submitted by any Bank or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         8.8. Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loan pursuant to ss.4.5) or a Conversion Request relating thereto in accordance with ss.2.6 or ss.2.7 or ss.4.5 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

         8.9.  Interest After Default.

                  8.9.1. Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate plus the Applicable Margin until such amount shall be paid in full (after as well as before judgment).

                  8.9.2. Amounts Not Overdue. During the continuance of a Default or an Event of Default the principal of the Revolving Credit Loans and the Term Loan not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Required Banks pursuant to ss.29, bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to ss.2.5 or ss.4.5, as the case may be, and (ii) the rate of interest applicable to overdue principal pursuant to ss.8.9.1.

         8.10. Replacement of Banks. If any Bank (an "Affected Bank") (i) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to ss.ss.8.5 or 8.6, (ii) is unable to make or maintain Eurodollar Rate Loans as a result of a condition described in ss.8.4 or (iii) defaults in its obligation to make Loans in accordance with the terms of this Agreement (such Bank being referred to as a "Defaulting Bank"), the Borrower may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation or causing ss.8.4 to be applicable), or default, as the case may be, by notice (a "Replacement Notice") in writing to the Agents and such Affected Bank (A) request the Affected Bank to cooperate with the Borrower in obtaining a replacement bank satisfactory to the Agents and the Borrower (the "Replacement Bank"); (B) request the non-Affected Banks to acquire and assume all of the Affected Bank's Loans, Revolving Credit Commitment and Term Loan Commitment as provided herein, but none of such Banks shall be under an obligation to do so; or (C) designate a Replacement Bank reasonably satisfactory to the Agents. If any satisfactory Replacement Bank shall be obtained, and/or if any one or more of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank's Loans and Commitments, then such Affected Bank shall assign, in accordance with ss.22, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Bank or non-Affected Banks, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Bank; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Bank and such Replacement Bank and/or non-Affected Banks, as the case may be, (ii) prior to any such assignment, the Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under ss.ss.8.5, 8.6 and 8.7, and (iii) no such assignment shall be effective (A) while any Default or Event of Default shall have occurred and be continuing or (B) until the Borrower shall have paid the Administrative Agent an administration fee of $3,000 if such Replacement Bank is not already a Bank under this Credit Agreement. Upon the effective date of such assignment, the Borrower shall issue replacement Notes to such Replacement Bank and/or non-Affected Banks, as the case may be, and such institution shall become a "Bank" for all purposes under this Agreement and the other Loan Documents.

9.  COLLATERAL SECURITY AND GUARANTIES.

         (a) The Obligations shall be guaranteed pursuant to the terms of the Guaranty. The Borrower shall notify the Agents of the acquisition or formation of any new Subsidiary not less than five (5) Business Days prior to such acquisition or formation. The Borrower shall, at the request of either Agent, promptly, and in any event within ten (10) Business Days of such request, cause each of its Subsidiaries which is not a Guarantor (a "Non-Guarantor Subsidiary") to (i) execute and deliver to each of the Banks and the Agents a guaranty which is substantially in the form of the Guaranty and which is satisfactory to the Banks and the Agents in all respects and (ii) execute and deliver to each of the Banks and the Agents all other documents and instruments, including, without limitation, corporate authority documents and legal opinions, as the Agents may reasonably request in connection with the delivery of such guaranty; provided, that the provisions of this ss.9 shall not apply to (i) Seabulk Chemical Carriers, Inc., so long as it shall be contractually prohibited from delivering a guaranty of the Obligations or (ii) Seabulk Offshore Chartering, Inc..

         (b) The Obligations shall, to the extent required by ss.13.4 hereof, be secured by a first priority perfected preferred mortgage and security interest in favor of the Documentation Agent, for the benefit of the Banks and the Agents, (i) in each of the Vessels listed on Schedule 10.19 and on additional Vessels as may be required by ss.13.4, (ii) in certain other assets of the Borrower and its Subsidiaries relating to such Vessels, including, without limitation, accounts, chattel paper, contract rights, insurance proceeds, inventory, equipment, general intangibles and goods, whether now owned or hereafter acquired, and (iii) a first priority perfected pledge, in favor of the Documentation Agent, for the benefit of the Banks and the Agent, of the capital stock or other equity interests of each Subsidiary which owns a Vessel which is subject to a Vessel Mortgage.

10.  REPRESENTATIONS AND WARRANTIES.

         The Borrower and each Guarantor represents and warrants to the Banks and the Agents as follows:

         10.1.  Corporate Authority.

                  10.1.1. Incorporation; Good Standing. Each of the Borrower and its Subsidiaries (i) is a corporation or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, (ii) has all requisite corporate or limited partnership power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation or a foreign limited partnership, as the case may be, and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

                  10.1.2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate or limited partnership, as the case may be, authority of such Person, (ii) have been duly authorized by all necessary corporate or limited partnership, as the case may be, proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and

         (iv) do not conflict with any provision of the corporate charter, bylaws, or partnership agreement of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

                  10.1.3. Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         10.2. Governmental Approvals. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         10.3. Title to Properties; Leases. Except as indicated on Schedule 10.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         10.4.  Fiscal Year; Financial Statements; Projections.

                  10.4.1. Fiscal Year, Fiscal Quarters. The Borrower and each of its Subsidiaries has a fiscal year which is the twelve months ending on December 31 of each calendar year and fiscal quarters ending on March 31, June 30, September 30, and December 31 of each calendar year.

                  10.4.2. Financial Statements. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young LLP. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

                  10.4.3. Projections. There has been furnished to each of the Banks the financial forecasts for the Borrower and its Subsidiaries for the fiscal years 1998 through 2002, dated February 2, 1998 (the "Projections"). The Projections represent the good faith estimates of the officers of the Borrower for the periods covered thereby and the officers of the Borrower know of no material misstatements in or omissions from such Projections.

         10.5.  No Material Changes, etc.; Solvency.

         (a) Since the Balance Sheet Date there has occurred no materially adverse change in the condition (financial or otherwise), operations, performance, properties, or prospects of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its Subsidiaries. Since the Balance Sheet Date, the Borrower has not made any Distribution, except as permitted under ss.12.4.

         (b) The Borrower and each of the Guarantors (before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents) (i) is solvent, (ii) has assets having a fair value in excess of its liabilities, (iii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iv) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

         10.6. Franchises, Patents, Copyrights, etc. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         10.7. Litigation. Except as set forth in Schedule 10.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         10.8.  No Materially  Adverse  Contracts,  etc.  Except as disclosed on
Schedule 10.8, neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries.

         10.9. Compliance with Other Instruments, Laws, etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.

         10.10. Tax Status. The Borrower and its Subsidiaries (i) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

         10.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

         10.12. Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         10.13. Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage, vessel mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

         10.14. Certain Transactions. Except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

10.15.  Employee Benefit Plans.

                  10.15.1. In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by ss.412 of ERISA. The Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  10.15.2. Terminability of Welfare Plans. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

                  10.15.3. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  10.15.4. Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

         10.16.  Use of Proceeds.

                  10.16.1. General. The proceeds of the Loans shall be used to refinance existing Indebtedness of the Borrower, for working capital and general corporate purposes and to finance Permitted Acquisitions.

                  10.16.2. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  10.16.3. Ineligible Securities. No portion of the proceeds of any Loan is to be used for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period and for thirty (30) days thereafter, any Ineligible Securities being underwritten or privately placed by a
         Section 20 Subsidiary, or (c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or any Subsidiary or other Affiliate of the Borrower.

         10.17. Environmental Compliance. Except as set forth on Schedule 10.17 hereto, none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental
Response, Compensation and Liability Act of 1980 as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries.

         10.18. Subsidiaries, etc. All Subsidiaries, direct and indirect, of the Borrower are listed on Schedule 10.18 hereto. Except as set forth on Schedule
10.18 hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

         10.19. Concerning the Vessels. The name, official number, registered owner, and jurisdiction of registration of each Vessel is set forth on Schedule
10.19 hereto. Each Vessel is operated in accordance with all applicable maritime rules and regulations, including, without limitation, with respect to each Vessel operated in the coastwise trade of the United States of America, the Shipping Act of 1916, as amended and in effect, and the regulations promulgated thereunder. Each Vessel is maintained and operated in compliance with all applicable Environmental Laws.

         10.20. Disclosure. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Borrower or any of its Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of the Borrower or any of its Subsidiaries, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

         10.21. Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Documentation Agent's security interest in the Collateral. The Collateral and the Documentation Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings, or other defenses. The Borrower or a Guarantor party to one of the Security Documents is the owner of the Collateral, free from any lien, security interest, encumbrance, or any other claim or demand, except for Permitted Liens.

11.  AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS.

         The Borrower and each of the Guarantors covenants and agrees that, so long as any Loan, Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans and the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit:

         11.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Fronting Fees, the commitment fees, the fees pursuant to ss.7 hereof and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         11.2. Maintenance of Office. The Borrower will, and will cause each of its Subsidiaries to, maintain its chief executive office in Fort Lauderdale, Florida, or at such other place in the United States of America as the Borrower or such Subsidiary shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower or such Subsidiary in respect of the Loan Documents to which the Borrower or such Subsidiary is a party may be given or made. The Borrower will give the Agents thirty days prior written notice of any change in the location of its, or any of its Subsidiaries', chief executive office.

         11.3. Records and Accounts. The Borrower will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (iii) at all times engage Ernst & Young LLP or other independent certified public accountants satisfactory to the Agents as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Agents.

         11.4. Financial Statements, Certificates and Information. The Borrower will deliver to each of the Banks:

                  (a) as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and all such consolidated statements to be certified without qualification by Ernst & Young LLP or by other independent certified public accountants satisfactory to the Administrative Agent;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) as soon as  practicable,  but in any event  within  thirty
         (30) days after the end of each month in each fiscal year of the Borrower, unaudited monthly consolidated financial statements of the Borrower and its Subsidiaries for such month and unaudited monthly consolidating financial statements of the Borrower and its Subsidiaries for such month, each prepared in accordance with generally accepted accounting principles;

                  (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit C hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.13 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the equity holders or debt holders of the Borrower;

                  (f) as soon as the same become available and in any event not later than January 31 of each year, an annual business plan of the Borrower and its Subsidiaries on a consolidated basis for such fiscal year and financial projections for the Borrower and its Subsidiaries on a consolidated basis for the next succeeding three (3) fiscal years, including statements of income and cash flow and balance sheets and the assumptions underlying such plan, all such statements to be in reasonable detail and certified by the chief financial officer of the Borrower as a reasonable forecast of the anticipated financial condition of the Borrower and its Subsidiaries on a consolidated basis and business segment basis in respect of such fiscal years;

                  (g) not less frequently than once each calendar year, or more frequently as determined by either Agent, appraisal reports in form and substance and from independent appraisers satisfactory to the Agents, stating the then current fair market value of each of the Vessels subject to a Vessel Mortgage; all such appraisals to be conducted and made at the expense of the Borrower; and

                  (h)  from  time  to  time  such  other   financial   data  and
         information (including accountants', management letters) as either Agent or any Bank may reasonably request.

         11.5.  Notices.

                  11.5.1. Defaults. The Borrower will promptly notify the Administrative Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of Indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                  11.5.2. Environmental Events. The Borrower will promptly give notice to the Administrative Agent and each of the Banks (i) of any material violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency that has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries or the Documentation Agent's security interests pursuant to the Security Documents and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries or the Documentation Agent's security interests pursuant to the Security Documents.

                  11.5.3. Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Banks in writing within fifteen
         (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Banks, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000.

                  11.5.4. Notification of Claim Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agents and each of the Banks in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Documentation Agent's rights with respect to the Collateral, are subject.

         11.6.  Corporate Existence; Maintenance of Properties; Etc.

         (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or limited partnership, as the case may be, existence, rights and franchises and those of its Subsidiaries.

         (b) The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this ss.11.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

         11.7. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and reasonably satisfactory to the Administrative Agent. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance on each Vessel subject to a Vessel Mortgage, in accordance with the terms of such Vessel Mortgage.

         11.8. Taxes. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         11.9. Inspection of Properties and Books. The Borrower shall permit the Banks, through the Administrative Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Administrative Agent or any Bank may reasonably request.

         11.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of its Subsidiaries to, comply with (i) in all material respects, the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Banks with evidence thereof.

         11.11. Employee Benefit Plans. The Borrower will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

         11.12. Use of Proceeds. The Borrower will use the proceeds of the Loans solely to convert existing Indebtedness of the Borrower to Loans hereunder, for working capital and general corporate purposes and to finance Permitted Acquisitions.

         11.13. Concerning the Vessels; Citizenship. The Borrower will, and will cause each of its Subsidiaries to operate each Vessel in compliance with all applicable governmental rules, regulations and requirements, including, without limitation, with respect to each Vessel operated in the coastwise trade of the United States of America, the Shipping Act, 1916, as amended and in effect, and all Environmental Laws. The Borrower shall, and shall cause each Subsidiary owning a Vessel engaging in the coastwise trade of the United States of America to, remain a "citizen of the United States" within the meaning of Section 2 of the Shipping Act, 1916, as amended, for purposes of engaging in the coastwise trade of the United States of America.

         11.14. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Administrative Agent and execute such further instruments and documents as the Banks or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         11.15. Collateral Valuation. The Borrower shall, on or before March 15, 1998, cause to be delivered to the Agents appraisals from an appraiser and in form and substance satisfactory to the Agents, with respect to each Vessel subject to a Vessel Mortgage. The Agents shall be satisfied, based on such appraisals, that the aggregate fair market value of the Vessels subject to the Vessel Mortgages on such date is not less than $400,000,000.

12.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE
GUARANTORS.

         The Borrower and each Guarantor covenants and agrees that, so long as any Loan, Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit:

         12.1. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Agents arising under any of the Loan Documents;

                  (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (c) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary or under any Capitalized Lease, provided that (i) the aggregate amount of such Indebtedness does not exceed seventy percent (70%) of the fair market value (determined in good faith by the Borrower) of the property so acquired (except that, with respect to not more than $15,000,000 of Indebtedness permitted pursuant to this clause
         (c), such Indebtedness may be in an amount up to one hundred percent (100%) of the fair market value (determined in good faith by the Borrower) of the property so acquired), (ii) the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $100,000,000 at any one time, and
         (iii) immediately after the incurrence of such Indebtedness, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

                  (d) Indebtedness existing on the date hereof and listed and described on Schedule 12.1 hereto;

                  (e) Indebtedness of a Subsidiary of the Borrower owing to the Borrower or a Guarantor;

                  (f) Indebtedness in respect of the Senior Notes in an aggregate principal amount not to exceed $350,000,000; and

                  (g) additional unsecured Indebtedness of the Borrower incurred after the Closing Date so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom.

         12.2. Restrictions on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; provided that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                  (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

                  (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens to secure claims for labor, material or supplies in respect of obligations not overdue;

                  (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (d) liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) liens or claims of carriers, warehousemen, mechanics, ship repairers and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations which are either (i) not overdue or (ii) being contested in good faith by the Borrower;

                  (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                  (g)  liens existing on the date hereof and listed on Schedule
         12.2 hereto;

                  (h) purchase money security interests in or purchase money mortgages on real or personal property not constituting Collateral acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by ss.12.1(c), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired and secure only the debt incurred to acquire such property as permitted under ss.12.1(c) and liens on the assets subject to Capitalized Leases permitted under ss.12.1(c); provided that no Default or Event of Default shall have occurred and be continuing or would result from the grant of such security interest or mortgage;

                  (i) liens in favor of the Documentation Agent for the benefit of the Banks and the Agents under the Loan Documents; and

                  (j)  liens permitted pursuant to the Vessel Mortgages.

         12.3. Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                  (b)  demand   deposits,   certificates  of  deposit,   bankers
         acceptances and time deposits of any Bank or any United States banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc. ("Moody's") and not less than "A 1" if rated by Standard and Poor's Rating Group ("S&P"); provided that such Investment in such commercial paper otherwise permitted hereunder shall be permitted if such commercial paper is rated either
         (i) not less than "P 2" by Moody's and "A 1" by S&P or (ii) not less than "A 2" by S&P and "P 1" by Moody's;

                  (d)  Investments existing on the date hereof and listed on
         Schedule 12.3 hereto;

                  (e) Investments with respect to Indebtedness permitted by ss.12.1(e) so long as such entities remain Subsidiaries of the Borrower and Guarantors hereunder;

                  (f) Investments consisting of the Guaranty and Investments by the Borrower in the Guarantors;

                  (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by ss.12.5.2;

                  (h)  Investments in Permitted Acquisitions; and

                  (i) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding.

         12.4.  Distributions.

                  (a) The Borrower will not make any Distributions; provided that so long as no Default or Event of Default shall have occurred and be continuing or would result from the making of such Distribution, the Borrower may make Distributions consisting of dividends on its Class A Common Stock and Class B Common Stock in an aggregate amount in any fiscal year not to exceed fifty percent (50%) of Consolidated Net Income for such fiscal year.

                  (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, create or permit to exist any restriction on the ability of any Subsidiary of the Borrower to pay dividends to the Borrower.

         12.5.  Merger, Consolidation and Disposition of Assets.

                  12.5.1. Mergers and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation except the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower or a Guarantor, with the Borrower or such Guarantor being the surviving corporation of such merger or consolidation, or the merger or consolidation of two or more Non-Guarantor Subsidiaries; provided that, in each case, no Default or Event of Default shall have occurred and be continuing, or would result from such merger or consolidation. The Borrower will not, and will not permit any of its Subsidiaries to, effect any asset acquisition or stock acquisition, other than (i) Permitted Acquisitions and (ii) the acquisition of assets in the ordinary course of business consistent with past practices.

                  12.5.2. Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the sale of inventory and the disposition of assets no longer used or useful in the business or operations of the Borrower, in each case in the ordinary course of business consistent with past practices; (b) the transfer of assets from any

         Subsidiary of the Borrower to the Borrower or a Guarantor or from any Non-Guarantor Subsidiary to the Borrower or another Subsidiary of the Borrower; and (c) other dispositions of assets not otherwise permitted pursuant to the foregoing clauses of this ss.12.5.2, provided that the aggregate fair market value of the assets so disposed of in any period of twelve (12) consecutive months shall not exceed $10,000,000.

         12.6. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

         12.7. Compliance with Environmental Laws. The Borrower will not, and will not permit any of its Subsidiaries to, (i) except in compliance with all applicable laws, use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of hazardous substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for hazardous substances, (iii) except in compliance with all applicable laws, generate any hazardous substances on any of the Real Estate, (iv) conduct any activity at any Real Estate, on any Vessel, or use any Real Estate or any Vessel in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of hazardous substances on, upon or into the Real Estate or from any Vessel, if such activity or release could reasonably be expected to have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries or (v) otherwise conduct any activity at any Real Estate or use any Real Estate or operate any Vessel in any manner that would violate any Environmental Law or bring such Real Estate or such Vessel in violation of any Environmental Law.

         12.8.  Trust Securities; Senior Notes.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms of any of the Trust Securities or prepay, redeem or repurchase any of the Trust Securities; provided, that the Borrower and any of its Subsidiaries may redeem the Trust Securities so long as (i) immediately after, and after giving effect to such redemption, no Default or Event of Default shall have occurred and be continuing and (ii) on the date of such redemption the average sale price of the Borrower's Class A Common Stock on The Nasdaq National Market is at least $2.00 above the "conversion price" relating to the conversion of the Trust Securities into the Class A Common Stock of the Borrower, as such conversion price is adjusted pursuant to the terms of the Trust Securities.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify any of the terms of the Senior Notes or the Senior Note Indenture, or prepay, redeem, repurchase or defease any of the Senior

         Notes.

         12.9. Employee Benefit Plans. Neither the Borrower nor any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b)  permit   any   Guaranteed   Pension   Plan  to  incur  an
         "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

                  (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to ss.307 of ERISA or ss. 401(a)(29) of the Code; or

                  (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         12.10. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

         12.11. Fiscal Year; Fiscal Quarters. The Borrower will not, and will not permit any of it Subsidiaries to, change the date of the end of its fiscal year or any of its fiscal quarters from that set forth in ss.10.4.1.

         12.12. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

13.  FINANCIAL COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan, Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any Obligation to issue, extend or renew any Letter of Credit:

         13.1. Leverage Ratio. The Borrower will not permit the Leverage Ratio, determined on a Pro Forma Basis at the end of each fiscal quarter of the Borrower ending during a period set forth in the table below to exceed the ratio set forth opposite such period in such table:


                         Period                         Maximum Ratio

Closing Date through June 29, 1999                      4.00:1.00

June 30, 1999 and thereafter                            3.50:1.00


         13.2. Debt Service Coverage Ratio. The Borrower will not permit the Debt Service Coverage Ratio, determined on a Pro Forma Basis at the end of each fiscal quarter of the Borrower, to be less than 3.0:1.0.

         13.3. Indebtedness to Net Worth Ratio. The Borrower will not permit the ratio of (a) Consolidated Total Indebtedness to (b) Consolidated Net Worth, at any time during a period set forth in the table below to exceed the ratio set forth opposite such period in such table:

                            Period                            Maximum Ratio

Closing Date through December 30, 1998                         2.25:1.00

December 31, 1998 through June 29, 1999                        1.75:1.00

June 30, 1999 and thereafter                                   1.50:1.00



         13.4. Collateral Coverage Ratio. The Borrower will not, at any time, permit the ratio of (a) the aggregate fair market value of each of the Vessels subject to a first priority perfected mortgage in favor of the Documentation Agent pursuant to the Security Documents, as determined pursuant to independent appraisals as shall be in form and substance satisfactory to the Agents to (b) the sum of the aggregate outstanding principal amount of Revolving Credit Loans and the Term Loan, and all accrued and unpaid interest thereon, plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, to be less than 1.25:1.00.

14.  CLOSING CONDITIONS.

         The obligations of the Banks to amend and restate the Existing Revolving Credit Loans and the Existing Term Loan and to make the initial Revolving Credit Loans and of the Issuing Bank to issue any initial Letter of Credit on the Closing Date shall be subject to the satisfaction of the following conditions precedent on or prior to February 20, 1998:

         14.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         14.2. Certified Copies of Charter Documents. Each of the Banks shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

         14.3. Corporate, Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         14.4.  Incumbency  Certificate.  The  Administrative  Agent  shall have received from the Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of the Borrower or such Subsidiary, each of the Loan Documents to which the Borrower or such Subsidiary is or is to become a party; (ii) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

         14.5. Certificates of Insurance. The Agents shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions hereof and the Security Documents and (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

         14.6. Opinions of Counsel. Each of the Banks and the Agents shall have received a favorable legal opinion addressed to the Banks and the Agents, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agents, from (a) Gene Douglas, Esq., counsel to the Borrower and its Subsidiaries, (b) Dyer, Ellis & Joseph, special counsel to the Borrower and its Subsidiaries, and (c) Bingham Dana LLP, special counsel to the Agents.

         14.7.   Payment  of  Fees.   The  Borrower   shall  have  paid  to  the
Administrative Agent, for the account of the Banks, the Agents or the Arrangers, as appropriate, the fees to be paid on the Closing Date.

         14.8. Perfection Certificates and Search Results. The Agents shall have received from the Borrower and each of its Subsidiaries owning Vessels which are subject to a Vessel Mortgage a Perfection Certificate (as defined in the Security Agreements) and the results of UCC and maritime registry searches with respect to the Collateral and the other assets of the Borrower and its Subsidiaries, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agents.

         14.9. Validity of Liens. The Security Documents shall be effective to create in favor of the Documentation Agent, for the benefit of the Banks and the Agents, a legal valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral, including, without limitation, a first preferred mortgage on each of the Vessels constituting Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Documentation Agent to protect and preserve such security interests shall have been duly effected. The Documentation Agent shall have received evidence thereof in form and substance satisfactory to the Documentation Agent.

         14.10. Capital Structure, Etc. The Agents shall be satisfied with the capital and corporate structure of the Borrower and its Subsidiaries. The Borrower shall have received the proceeds from the issuance of at least $300,000,000 of the Senior Notes and the Agents shall have received evidence thereof in form and substance satisfactory to them. The Agents shall have received a copy, certified by an officer of the Borrower to be true and correct, of the Senior Note Indenture and all other material documentation relating to the Senior Notes, and all of such documentation shall be in form and substance satisfactory to the Agents.

         14.11. Vessel Appraisals. The Agents shall have received appraisals from an appraiser and in form and substance satisfactory to the Agents, with respect to certain Vessels subject to a Vessel Mortgage on the Closing Date. The Agents shall be satisfied, based on such appraisals, that the Borrower will be in compliance with ss.13.4 hereof on the Closing Date, after giving effect to all Loans to be made or, as the case may be, amended and restated, and Letters of Credit to be issued on such date.

15.  CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to amend and restate the Existing Revolving Credit Loans and the Existing Term Loan and to make any Loan and of the Issuing Bank to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         15.1. Representations True; No Event of Default. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing or would result from the making of such Loan.

         15.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Issuing Bank would make it illegal for the Issuing Bank to issue, extend or renew such Letter of Credit.

         15.3. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         15.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agents and the Agents' Special Counsel, and the Banks, the Agents and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agents may reasonably request.

         15.5. Vessel Appraisals. The Agents shall have received appraisals from an appraiser and in form and substance satisfactory to the Agents, with respect to certain Vessels subject to a Vessel Mortgage on the Drawdown Date of such Loan. The Agents shall be satisfied, based on such appraisals, that the Borrower will be in compliance with ss.13.4 hereof on such Drawdown Date, after giving effect to all Loans to be made and Letters of Credit to be issued on such date.

16.  EVENTS OF DEFAULT; ACCELERATION; ETC.

         16.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, any Fronting Fee, the Agency fee, or other sums due hereunder or under any of the other Loan Documents, within three (3) Business Days of when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower or any of its Subsidiaries shall fail to comply with any of their covenants contained in ss.ss.11.5, 11.6(a), 11.7, 11.12, 11.13, 12 or 13;

                  (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.16.1) for thirty (30) days after written notice of such failure has been given to the Borrower by an Agent;

                  (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) the Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any Indebtedness in excess of $1,000,000, or any event specified in any note, agreement, indenture or other document evidencing or securing any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness to become due, or to be prepaid in full prior to its stated maturity; or the Borrower or any of its Subsidiaries shall default in the payment when due of any amount in excess of $1,000,000 under any Derivative Transaction; or any event specified in any Derivative Transaction to which the Borrower or any Subsidiary is a party shall occur if the effect of such event is to cause, or (with the giving of notice or the lapse of time or both) to permit, termination or liquidation payments in respect of such Derivative Transaction in excess of $1,000,000 to become due;

                  (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $1,000,000;

                  (j) the holders of all or any part of the Trust Securities shall accelerate the maturity of all or any part of the Trust Securities or the Trust Securities shall be prepaid, redeemed or repurchased in whole or in part or any default or event of default under the Trust Securities shall occur;

                  (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Documentation Agent's security interests in any of the Collateral shall cease to be perfected or have the priority contemplated by the Security Documents, except in compliance with the provisions hereof, including, without limitation, ss.13.4 hereof, or with the express prior written agreement, consent or approval of the Banks or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (l) the Borrower or any ERISA  Affiliate  incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000 or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA), provided that the Administrative Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its
         Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

                  (m)  a Change of Control shall have occurred; or

                  (n) there shall occur any material damage to, or loss, theft or destruction of any Collateral which is not insured or which is insured but as to which loss, theft or destruction, the insurance proceeds relating thereto have not been paid to the Documentation Agent, for the benefit of the Banks and the Agents, in accordance with the terms of the Security Documents;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in ss.ss.16.1(g) or 16.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Bank.

         16.2. Termination of Commitments. If any one or more of the Events of Default specified in ss.16.1(g) or ss.16.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make

Loans to the Borrower and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

         16.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to ss.16.1, each Bank, if owed any amount with respect to the Loans, Reimbursement Obligations or other Obligations, may, and the Documentation Agent may, if requested by the Required Banks and in its sole discretion, on behalf of the Banks, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Administrative Agent or the holder of any Note or the purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         16.4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, either Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agents for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agents in connection with the collection of such monies by the Agents, for the exercise, protection or enforcement by the Agents of all or any of the rights, remedies, powers and privileges of the Agents under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agents against any taxes or liens which by law shall have, or may have, priority over the rights of the Agents to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Required Banks may determine; provided, however, that
         (i) distributions shall be made (A) pari passu among Obligations with respect to the Agents' fee payable pursuant to ss.7.1 and all other Obligations and (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks pro rata, and (ii) the Agents may in their discretion make proper allowance on a pro rata basis among the Banks to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agents of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

17.  AGREEMENT OF THE BANKS.

         Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or any Guarantor, whether by voluntary payment, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by or constituting Reimbursement Obligations owed to such Bank, by proceedings against the Borrower or any Guarantor at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by or Reimbursement Obligations owing to such Bank, any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by and Reimbursement Obligations owing to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by, or Reimbursement Obligations owing to it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

18.  THE AGENTS; ETC.

         18.1.  Authorization.

                  (a) Each Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to such Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by either Agent.

                  (b) The relationship between each Agent and each of the Banks is that of an independent contractor. The use of the terms "Agent", "Agents", "Administrative Agent", "Documentation Agent" and "Syndication Agent" is for convenience only and such terms are used to describe, as a form of convention, the independent contractual relationship between the Agents and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agents and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, each Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agents with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of an Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agents.

         18.2. Employees and Agents. Each Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. Each Agent may utilize the services of such Persons as such Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         18.3. No Liability. Neither Agent nor any of their respective shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that each Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         18.4.  No Representations.

                  18.4.1. General. Neither Agent shall be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Obligations, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes or the Letters of Credit, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the

         Obligations or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. Neither Agent shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. Neither Agent has made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial condition of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon either Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  18.4.2. Closing Documentation, etc. For purposes of determining compliance with the conditions set forth in ss.14, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by an Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of such Agent active upon the Borrower's account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to such Agent to such effect on or prior to the Closing Date.

         18.5.  Payments.

                  18.5.1. Payments to Administrative Agent. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Administrative Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Administrative Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  18.5.2. Distribution by Agents. If in the opinion of an Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by an Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to such Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  18.5.3. Delinquent Banks. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Administrative Agent its pro rata share of any

         Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of ss.17 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid
         Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         18.6. Holders of Notes. Each Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         18.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless each Agent and its affiliates and the Issuing Bank from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Agent, the Issuing Bank or such affiliate has not been reimbursed by the Borrower as required by ss.19), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Agent's or the Issuing Bank's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Agent's or the Issuing Bank's willful misconduct or gross negligence.

         18.8. Agents as Banks. In its individual capacity, each of Citibank, N.A. and BankBoston, N.A. shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and the purchaser of any Letter of Credit Participation, as it would have were it not also an Agent.

     18.9. Resignation. Either Agent or the Issuing Bank may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent or Issuing Bank. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent or Issuing Bank shall be reasonably acceptable to the Borrower. If no successor Agent or Issuing Bank shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's or Issuing Bank's giving of notice of resignation, then the retiring Agent or Issuing Bank may, on behalf of the Banks, appoint a successor Agent or Issuing Bank, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent or Issuing Bank hereunder by a successor Agent or Issuing Bank, such successor Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Issuing Bank, and the retiring Agent or Issuing Bank shall be discharged from its duties and obligations hereunder. After any retiring Agent's or Issuing Bank's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent or Issuing Bank.

         18.10. Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agents thereof. Each Agent hereby agrees that upon receipt of any notice under this ss.18.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

         18.11. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Documentation Agent shall, if (i) so requested by the Required Banks and (ii) the Banks have provided to the Documentation Agent such additional indemnities and assurances against expenses and liabilities as the Documentation Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Banks may direct the Documentation Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Documentation Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Documentation Agent need not comply with any such direction to the extent that the Documentation Agent reasonably believes the Documentation Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

19.  EXPENSES AND INDEMNIFICATION.

         19.1. Expenses. The Borrower agrees to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agents or any of the Banks (other than taxes based upon any Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify each Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agents' Special Counsel and any local counsel to the Agents incurred in connection with the preparation, execution, delivery, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations and the termination of the Commitments or pursuant to any terms of such Loan Document providing for such cancellation, (iv) the fees, expenses and disbursements of each of the Agents and the Arrangers or any of their affiliates incurred by such Agent, Arranger or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including fees, expenses and disbursements associated with collateral examination and appraisals and environmental surveys,
(v) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(B)  any  litigation,   proceeding  or  dispute  whether  arising  hereunder  or
otherwise, in any way related to any Bank's or Agent's relationship with the Borrower or any of its Subsidiaries and (vi) all reasonable fees, expenses and disbursements of any Bank or Agent and their counsel incurred in connection with the filing and recordation of the Documentation Agent's liens and security interests pursuant to the Security Documents and with UCC searches and maritime registry searches and obtaining vessel abstracts and similar documentation from the Coast Guard National Vessel Documentation Center and any other maritime authority.

         19.2. Indemnification. The Borrower agrees to indemnify and hold harmless the Agents, their affiliates and the Banks and their respective directors, officers, employees and representatives from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(i) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (iii) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any hazardous substances or any action, suit, proceeding or investigation brought or threatened with respect to any hazardous substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agents and their affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the

Borrower under this ss.19.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         19.3. Survival. The covenants contained in this ss.19 shall survive payment or satisfaction in full of all other Obligations and the termination of the Commitments.

20.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

         20.1. Sharing of Information with Section 20 Subsidiary. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries, in connection with this Credit Agreement or otherwise, by a
Section 20 Subsidiary. The Borrower, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with each Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrower or any of its Subsidiaries, and (b) each Agent and each Bank to share with such Section 20 Subsidiary any information delivered to such Agent or such Bank by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20
Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

         20.2. Confidentiality. Each of the Banks and the Agents agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agents, provided that nothing herein shall limit the disclosure of any such information
(a) after such information shall have become public other than through a violation of this ss.20, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agents, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agents, or to auditors or accountants, (e) to an Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agents or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in ss.20.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of ss.22.6.

         20.3. Prior Notification. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agents shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

         20.4. Other. In no event shall any Bank or Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Borrower or any of its Subsidiaries. The obligations of each Bank and each Agent under this ss.20 shall supersede and replace the obligations of such Bank and each Agent under any confidentiality letter in respect of this financing signed and delivered by such Bank or such Agent to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation or interest in any of the Loans or Reimbursement Obligations.

21.  SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

22.  ASSIGNMENT AND PARTICIPATION.

         22.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Revolving Credit Commitment Percentage and Revolving Credit Commitment and the same portion of the Revolving Credit Loans at the time owing to it and the Revolving Credit Notes held by it and its participating interest in the risk related to any Letters of Credit and the same portion of its Term Loan Commitment Percentage and Term Loan Commitment and the same portion of the Term Loan owing to it and the Term Note held by it); provided that (i) either
(a) such  assignment is to another Bank or an affiliate of the assigning Bank or
(b) an Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (iii) each assignment shall be in a minimum amount of $5,000,000 or a larger integral multiple of $1,000,000 in excess thereof (or if less, the entire Revolving Credit Commitment and Term Loan Commitment of the assigning Bank) and (iv) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an

Assignment and Acceptance, substantially in the form of Exhibit D hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in ss.22.3, be released from its obligations under this Credit Agreement.

         22.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, and that it has made arrangements with the assignee Bank satisfactory to such assignor with respect to its pro rata share of Letter of Credit Fees with respect to outstanding Letters of Credit, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.10.4 and ss.11.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, the Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

         22.3. Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Revolving Credit Commitment Percentage and Term Loan Commitment Percentage of, and principal amount of the Revolving Credit Loans and the Term Loan owing to, and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agents and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

         22.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned
Notes. Within five (5) days of issuance of any new Notes pursuant to this ss.22.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agents, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

         22.5. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitments of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         22.6. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         22.7. Assignee or Participant Affiliated with the Borrower. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan
Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.16.1 or ss.16.2, and the determination of the Required Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.16.1 or ss.16.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation.

         22.8. Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to ss.19 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Required Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this ss.22 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         22.9. Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

23.  NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile or and confirmed by delivery via courier or postal service, addressed as follows:

     (a) if to the Borrower, at 2200 Eller Drive, Building 27, P.O. Box 13038, Fort Lauderdale, FL 33316, Attention: Gene Douglas, Vice President - Legal & General Counsel, Telecopier No. 954-527-1772, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

     (b) if to the Administrative Agent, at 399 Park Avenue, Global Shipping Division, 8th Floor, New York, NY 10043, Telecopier No. 212-793-3588, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice;

     (c) if to the Documentation Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Victor Garcia, Vice President, Telecopier No. 617- 434-1955, or such other address for notice as the Syndication Agent shall last have furnished in writing to the Person giving the notice; and

     (d) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

24.  GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWER AND EACH GUARANTOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER OR SUCH GUARANTOR BY MAIL AT THE ADDRESS SPECIFIED IN ss.23. EACH OF THE BORROWER AND EACH GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

25.  HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

26.  COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

27.  ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.29.

28.  WAIVER OF JURY TRIAL.

         Each party hereto hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that no representative, agent or attorney of any Bank or the Agents has represented, expressly or otherwise, that such Bank or the Agents would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agents and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

29.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to ss.8.9.2 following the effective date of any waiver by the Required Banks of the Default or Event of Default relating thereto), the amount of the Commitments of the Banks, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the Revolving Credit Loan Maturity Date and the Term Loan Maturity Date and the date of any payment of any principal, interest or fees hereunder may not be postponed without the written consent of each Bank affected thereby; all or substantially all of the Guarantors may not be released from their Obligations under the Guaranty, Collateral may not be released if after giving effect to such release, and any additional Collateral substituted in lieu thereof, the Borrower would not be in compliance with ss.13.4, this ss.29, each other provision hereof specifying that the Banks are to receive payments "pro rata" or that payments are to be made "for the respective accounts of the Banks" or in accordance with each Bank's Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, or words of similar import, or which specifies the number or percentage of Banks required to make any determinations, consent to any matter, or waive any rights hereunder or to modify any provision hereof, and the definition of Required Banks may not be amended without the written consent of all of the Banks; the amount of, or timing or order of payment of, the Agency fee, and ss.18 may not be amended without the written consent of each of the Agents; and the amount of, or timing or order of payment of, any Fronting Fee and ss.5 may not be amended without the consent of the Issuing Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agents or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the

Borrower to other or further notice or demand in similar or other circumstances.

30.  SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

31.  TRANSITIONAL ARRANGEMENTS.

         On the Closing Date, (i) the Existing Revolving Credit Agreement and the Existing Term Loan Agreement shall be amended and restated as set forth in this Credit Agreement and the rights and obligations of the parties evidenced by the Existing Revolving Agreement and the Existing Term Loan Agreement shall be evidenced by this Credit Agreement and the other Loan Documents and (ii) the Existing Revolving Credit Loans shall be converted to Revolving Credit Loans hereunder and the Existing Term Loan shall be converted to the Term Loan hereunder, without constituting a novation or discharge thereof. All interest, fees and expenses, if any, owing or accrued under or in respect of the Existing Revolving Credit Agreement and/or the Existing Term Loan Agreement through the Closing Date shall be calculated as of the Closing Date (pro rated in the case of any fractional periods) and shall be paid on the Closing Date. On and as of the Closing Date, the "Commitments" under, and as defined in each of the Existing Revolving Credit Agreement and the Existing Term Loan Agreement, shall be irrevocably cancelled and terminated and the Commitments as defined herein shall be in effect as set forth herein.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.

                                 HVIDE MARINE INCORPORATED




                                 By:
                                 Title:


                                 SEABULK         TRANSMARINE
                                 PARTNERSHIP,    LTD.,    as
                                 Guarantor  By  its  general
                                 partner  Seabulk   Tankers,
                                 Ltd.
                                          By its general partner Hvide
                                 Marine
                                          Transport, Incorporated



                                 By:
                                 Title:


                                 SEABULK  OFFSHORE  LTD., as
                                 Guarantor  By  its  general
                                 partner   Seabulk   Tankers
                                 Ltd.
                                          By its general partner Hvide
                                 Marine            Transport, Incorporated



                                 By:
                                 Title:


                                 HVIDE MARINE TRANSPORT,
                                 INCORPORATED, as Guarantor



                                 By:
                                 Title:

                                 SEABULK TANKERS, LTD.,
                                 as Guarantor
                                 By its general partner Hvide Marine
                                 Transport, Incorporated



                                 By:
                                 Title:


                                 SEABULK OFFSHORE HOLDINGS,
                                 INC., as Guarantor



                                 By:
                                 Title:


                                 SEABULK OFFSHORE
                                 INTERNATIONAL, INC., as
                                 Guarantor



                                 By:
                                 Title:


                                 SEABULK OCEAN SYSTEMS
                                 CORPORATION, as Guarantor



                                 By:
                                 Title:


                                 SUN STATE MARINE SERVICES,
                                 INC., as Guarantor



                                 By:
                                 Title:

                                CITIBANK, N.A., individually and as
                                Administrative Agent



                                By:
                                Title:


                                BANKBOSTON, N.A., individually
                                and as Documentation Agent



                                By:
                                Title:

                                BNY FINANCIAL CORPORATION



                                By:
                                Title:


                                HIBERNIA NATIONAL BANK



                                By:
                                Title:


                                AMSOUTH BANK



                                By:
                                Title:

                                 FIRST NATIONAL BANK OF
                                 COMMERCE



                                 By:
                                 Title:

                                 THE SUMITOMO BANK, LIMITED


                                 By:
                                 Title:


                                 By:
                                 Title:

                                 CORESTATES BANK, N.A.


                                 By:
                                 Title:


                                 CREDIT LYONNAIS NEW YORK
                                 BRANCH


                                 By:
                                 Title:

                                 ABN AMRO BANK, N.V.


                                 By:
                                 Title:
                                     Title:

                                   SUNTRUST BANK,
                                   SOUTH FLORIDA, N.A


                                   By:
                                   Title:

                                   ARAB BANKING CORPORATION (B.S.C.)


                                   By:
                                   Title:

                                   CHRISTIANIA BANK OG KREDITKASSE,
                                   NEW YORK BRANCH


                                   By:
                                   Title:

                                   UNION PLANTERS BANK OF FLORIDA


                                   By:
                                   Title:

                                   SOUTHTRUST BANK, NATIONAL
                                   ASSOCIATION


                                   By:
                                   Title:

                                   UNION BANK OF CALIFORNIA, N.A.


                                   By:
                                   Title:

                                SEABULK OFFSHORE OPERATORS,
                                INC., as Guarantor


                                By:
                                Title:

                                SEABULK OFFSHORE GLOBAL HOLDINGS,
                                INC., as Guarantor


                                By:
                                Title:


                                TAMPA BAY TOWING, INC., as



                                By:
                                Title: